EXHIBIT 10.1

Named Executive Officers Long-Term Equity Incentive Fiscal Year 2012 Awards

	Restricted Stock*	Restricted Stock*
Executive Officer	(Performance-Based Vesting) (#)	(Time-Based Vesting) (#)

Charles H. Turner
Executive Vice President,
Chief Financial Officer	17,000	17,000

Michael R. Benkel
Senior Vice President,
Planning and Allocations	10,500	10,500

Gregory S. Humenesky
Executive Vice President,
Human Resources	9,500	9,500

Sharon M. Leite
Executive Vice President,
Stores	12,000	12,000

*
All equity awards were granted under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan, restated as amended.  The grants were effective April 8, 2011.  The form of grant agreements for these awards provide that the shares of common stock governed by such awards for which the restrictions have not lapsed are not entitled to receive cash dividends, if any, paid on such shares.